EX-99.23.a.vii
                    AmeriPrime Advisors Trust Amendment No. 9

                       Agreement and Declaration of Trust


         1........Pursuant to Sections 4.1 and 7.3 of the Agreement and
Declaration of Trust of AmeriPrime Advisors Trust and effective upon the execution of this document, the undersigned, being a majority of the trustees of AmeriPrime Advisors Trust, hereby change the name of the "iExchange New Economy Fund" series to the "iExchange Insight Growth Fund." The relative rights and preferences of the Series shall be those rights and preferences set forth in
Section 4.2 of the Agreement and Declaration of Trust of AmeriPrime Advisors Trust.

         2........This document shall have the status of an Amendment to said
Agreement and Declaration of Trust, and may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


                                       /s/
                                 --------------------------------------------
                                    Kenneth D. Trumpfheller

                                          /s/
                                 --------------------------------------------
                                    Richard J. Wright

                                          /s/
                                 --------------------------------------------
                                    Mark W. Muller




Dated: February 21, 2001






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